Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

       CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

BERRY PLASTICS CORPORATION1

(Exact name of obligor as specified in its charter)

Delaware	35-1814673
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

101 Oakley Street

Evansville, Indiana 47710

(Address of principal executive offices)

First Priority Floating Rate Senior Secured Notes due 2015

(Title of the indenture securities)

[1]	See Table 1 – List of additional obligors

Table 1

	Guarantor	State of Incorporation	Federal EIN	Address of Principal Executive Offices
1.	Aerocon, LLC	Delaware	35-1948748	101 Oakley Street, Evansville, IN 47710
2.	Berry Iowa, LLC	Delaware	42-1382173	101 Oakley Street, Evansville, IN 47710
3.	Berry Plastics Design, LLC	Delaware	62-1689708	101 Oakley Street, Evansville, IN 47710
4.	Berry Plastics Opco, Inc.	Delaware	30-0120989	101 Oakley Street, Evansville, IN 47710
5.	Berry Plastics Technical Services, Inc.	Delaware	57-1028638	101 Oakley Street, Evansville, IN 47710
6.	Berry Sterling Corporation	Delaware	54-1749681	101 Oakley Street, Evansville, IN 47710
7.	Captive Holdings, Inc.	Delaware	20-1290475	101 Oakley Street, Evansville, IN 47710
8.	Caplas Neptune, LLC	Delaware	20-5557846	101 Oakley Street, Evansville, IN 47710
9.	Caplas LLC	Delaware	20-3888603	101 Oakley Street, Evansville, IN 47710
10.	Covalence Specialty Coatings LLC	Delaware	20-4104731	101 Oakley Street, Evansville, IN 47710
11.	Covalence Specialty Adhesives LLC	Delaware	20-4104683	101 Oakley Street, Evansville, IN 47710
12.	CPI Holding Corporation	Delaware	34-1820303	101 Oakley Street, Evansville, IN 47710
13.	Knight Plastics, Inc.	Delaware	35-2056610	101 Oakley Street, Evansville, IN 47710
14.	Packerware Corporation	Delaware	48-0759852	101 Oakley Street, Evansville, IN 47710
15.	Pescor, Inc.	Delaware	74-3002028	101 Oakley Street, Evansville, IN 47710
16.	Poly-Seal, LLC	Delaware	52-0892112	101 Oakley Street, Evansville, IN 47710
17.	Rollpak Acquisition Corporation	Delaware	03-0512845	101 Oakley Street, Evansville, IN 47710
18.	Rollpak Corporation	Delaware	35-1582626	101 Oakley Street, Evansville, IN 47710
19.	Venture Packaging, Inc.	Delaware	51-0368479	101 Oakley Street, Evansville, IN 47710
20.	Venture Packaging Midwest, Inc.	Delaware	34-1809003	101 Oakley Street, Evansville, IN 47710
21.	Berry Plastics Acquisition Corporation III	Delaware	37-1445502	101 Oakley Street, Evansville, IN 47710
22.	Berry Plastics Acquisition Corporation V	Delaware	36-4509933	101 Oakley Street, Evansville, IN 47710
23.	Berry Plastics Acquisition Corporation VIII	Delaware	32-0036809	101 Oakley Street, Evansville, IN 47710
24.	Berry Plastics Acquisition Corporation IX	Delaware	35-2184302	101 Oakley Street, Evansville, IN 47710
25.	Berry Plastics Acquisition Corporation X	Delaware	35-2184301	101 Oakley Street, Evansville, IN 47710
26.	Berry Plastics Acquisition Corporation XI	Delaware	35-2184300	101 Oakley Street, Evansville, IN 47710
27.	Berry Plastics Acquisition Corporation XII	Delaware	35-2184299	101 Oakley Street, Evansville, IN 47710
28.	Berry Plastics Acquisition Corporation XIII	Delaware	35-2184298	101 Oakley Street, Evansville, IN 47710
29.	Berry Plastics Acquisition Corporation XV, LLC	Delaware	35-2184293	101 Oakley Street, Evansville, IN 47710
30.	Kerr Group, LLC	Delaware	95-0898810	101 Oakley Street, Evansville, IN 47710
31.	Saffron Acquisition, LLC	Delaware	94-3293114	101 Oakley Street, Evansville, IN 47710
32.	Setco, LLC	Delaware	56-2374074	101 Oakley Street, Evansville, IN 47710
33.	Sun Coast Industries, LLC	Delaware	59-1952968	101 Oakley Street, Evansville, IN 47710
34.	Tubed Products, LLC	Delaware	56-2374082	101 Oakley Street, Evansville, IN 47710
35.	Landis Plastics, LLC	Illinois	36-2471333	101 Oakley Street, Evansville, IN 47710
36.	Grafco Industries Limited Partnership	Maryland	52-1729327	101 Oakley Street, Evansville, IN 47710
37.	Captive Plastics, Inc.	New Jersey	22-1890735	101 Oakley Street, Evansville, IN 47710
38.	Cardinal Packaging, Inc.	Ohio	34-1396561	101 Oakley Street, Evansville, IN 47710

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee. Not applicable.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.	See Exhibit 2

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of Hornbeck Offshore Services LLC file number 333-130784-06.

**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.
***	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25.1 to the Form S-4 dated May 26, 2005 of Penn National Gaming, Inc. file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Middletown and State of Connecticut on the 22nd day of April 2008.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Joseph P. O’Donnell
Joseph P. O’Donnell
Vice President

EXHIBIT 6

April 22, 2008

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Joseph P. O’Donnell
Joseph P. O’Donnell
Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business December 31, 2007, filed in accordance with 12 U.S.C. §161 for National Banks.

Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$14,641
Interest-bearing balances	1,062
Securities:
Held-to-maturity securities	0
Available-for-sale securities	62,907
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	19,757
Securities purchased under agreements to resell	734
Loans and lease financing receivables:
Loans and leases held for sale	16,660
Loans and leases, net of unearned income	290,643
LESS: Allowance for loan and lease losses	3,625
Loans and leases, net of unearned income and allowance	287,018
Trading Assets	6,244
Premises and fixed assets (including capitalized leases)	4,282
Other real estate owned	946
Investments in unconsolidated subsidiaries and associated companies	458
Intangible assets
Goodwill	9,730
Other intangible assets	17,916
Other assets	25,506

Total assets	$467,861

LIABILITIES
Deposits:
In domestic offices	$273,931
Noninterest-bearing	71,910
Interest-bearing	202,021
In foreign offices, Edge and Agreement subsidiaries, and IBFs	69,787
Noninterest-bearing	9
Interest-bearing	69,778
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	14,049
Securities sold under agreements to repurchase	7,248

Dollar Amounts In Millions
Trading liabilities	3,821
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	30,268
Subordinated notes and debentures	10,877
Other liabilities	16,108

Total liabilities	$426,089

Minority interest in consolidated subsidiaries	57

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	520
Surplus (exclude all surplus related to preferred stock)	25,877
Retained earnings	14,425
Accumulated other comprehensive income	893
Other equity capital components	0

Total equity capital	41,715

Total liabilities, minority interest, and equity capital	$467,861

I, Howard I. Atkins, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Howard I. Atkins

EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Michael Loughlin
John Stumpf	Directors
Carrie Tolstedt